Child,
Van Wagoner
& Bradshaw,
PLLC
CERTIFIED PUBLIC ACCOUNTANTS

April 11, 2012

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Child, Van Wagoner and Bradshaw, PLLC was previously principal accountant for Berkeley Coffee & Tea, Inc., (the "Company") and reported on the financial statements of the Company as of and for the years ended April 30, 2011 and 2010. We have read the Company's statements included under item 4.01 of its Form 8-K dated April 11, 2012, and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements contained therein.

Very truly yours,

Child, Van Wagoner & Bradshaw PLLC

Child, Van Wagoner and Bradshaw, PLLC
5296 South Commerce Drive, Suite 300
Salt Lake City, Utah 84107-5370 (801) 281-4700

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net